                                                                     EXHIBIT 2.1

     DATED                      26 November 1996



                              IMPLEMENTATION DEED



                                 MINTER ELLISON
                                    LAWYERS
                            MINTER ELLISON BUILDING
                                44 MARTIN PLACE
                                SYDNEY  NSW 2000
                                 DX 117 SYDNEY
                            TELEPHONE (02) 9210 4444
                            FACSIMILE (02) 9235 2711

                               TABLE OF CONTENTS

1.        DEFINITIONS AND INTERPRETATION.............................   1

2.        CONDITION PRECEDENT........................................   4

3.        UNDERTAKINGS BY ALA........................................   4

4.        UNDERTAKINGS BY CBT........................................   5

5.        UNDERTAKINGS BY CBT AND ALA................................   6

6.        REPRESENTATIONS............................................   7

7.        NON SOLICITATION...........................................   8

8.        CONDITIONS AND TERMINATION.................................   8

9.        INSURANCE..................................................  10

10.       PUBLIC STATEMENTS..........................................  10

11.       ASSIGNMENT.................................................  11

12.       GENERAL....................................................  11

Schedule 1 -- Option Amendment Deed
Schedule 2 -- Scheme of Arrangement
Schedule 3 -- Draft Notices of Meeting

                              IMPLEMENTATION DEED

DEED dated November 26, 1996

BETWEEN                                  APPLIED LEARNING LIMITED (ACN 009 576
                                         916) of Level 1, 71 Epping Road,
                                         North Ryde, New South Wales 2113
                                         ('ALA')

AND                                      CBT GROUP PLC of Beech Hill,
                                         Clonskeagh, Dublin 4, Ireland ('CBT')

AND ARIE BAALBERGEN of 97 Macquarie Street, Roseville, New South Wales ('BAALBERGEN')

AND                                      GEOFFREY STUART BRANSBURY of 9 Grey
                                         Court, Beaumauris, Victoria
                                         ('BRANSBURY')

AND BRIAN ERNEST HACKER of 17/120 Rosedale Road, St. Ives, New South Wales ('HACKER')

AND JAMES A. JOSEPHSON of c/-Suite 104A, 511 Pacific Highway, St. Leonards, New South Wales ('JOSEPHSON')

                                         (Bransbury, Hacker, Josephson and
                                         Baalberger together the 'FOUNDING
                                         SHAREHOLDERS')

RECITALS

A. ALA proposes by a members' scheme of arrangement, the terms of which are set out in SCHEDULE 2, to cancel all shares held by ALA Shareholders other than CBT.

B. ALA, CBT and the Founding Shareholders have agreed to make certain representations and warranties in relation to matters connected to the Scheme.

C.   ALA proposes to amend the ALA Options.

D. ALA and CBT have agreed to implement the terms of the Scheme as set out in this deed.

AGREEMENT

1.   DEFINITIONS AND INTERPRETATION

1.1  In this deed:

     'A$' means Australian dollars;

     'AFFILIATE' means a person who is a director, officer, or owner of at least 10% of the issued shares of a corporation, or who otherwise directly, or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the corporation;

     'ALA OPTIONS' means the 600,000 options to subscribe for an ALA Share exercisable at $0.50 by 31 December 1998.

     'ALA OPTIONHOLDERS' means the holders of ALA Options;

     'ALA SHAREHOLDER' means, at any time, a person registered on the ALA Register as the holder of ALA Shares at that time.

     'ALA SHARES' means ordinary shares in the capital of ALA;

     'ASC' means the Australian Securities Commission;

     'ASX' means the Australian Stock Exchange Limited;

     'BOOKS CLOSING DATE' means 4pm on the date which is Seven Business Days after the Effective Date;

     'BUSINESS DAY' means a business day as defined in the Listing Rules of the ASX.

     'CAPITAL REDUCTION' means a reduction of the share capital of ALA by cancelling the Relevant ALA Shares;

     'CBT ADS' means:

     (a) an American Depository Share representing one-half of one Ordinary Share of CBT, having a par value of 37.5 Iris pence per share; or

     (b) evidence of the right to receive one-half of one Ordinary Share of CBT;

     'COMPLETION' means final implementation of the Scheme;

     'COMPLETION DATE' means the date when Completion takes place;

     'COURT' means the Supreme Court of New South Wales;

     'DEADLINE DATE' means 31 May 1997 or such later date agreed to by ALA and CBT in writing;

     'EFFECTIVE DATE' means the date on which the Scheme and the Capital Reduction become effective under clause 3.1 of the Scheme;

     'EXPLANATORY MEMORANDUM' means the explanatory memorandum to be issued by ALA under section 421(1) of the Corporations Law with respect to the Scheme.

     'HEARING DATE' means the day on which ALA asks the Court to confirm the Capital Reduction.

     'OPTION AMENDMENT DEED' means the agreement of even date between ALA, CBT and the ALA Optionholders under which the parties agree to amend the ALA Options, a copy of which agreement forms SCHEDULE 1;

     'RELEVANT ALA SHARES' means 11,500,010 ALA Shares held by ALA Shareholders other than CBT, being the entire issued share capital of ALA at the date hereof;

     'SCHEME' means the scheme of arrangement in the terms set out in SCHEDULE 2 subject to any alterations or conditions made or required under SECTION 411(6) of the Corporations Law.

     'US$' means United States of America dollars.

1.2  In this deed:

     (a) unless defined in this deed or the context otherwise requires, words and phrases have the same meaning (if any) given to them in accordance in the Corporations Law;

     (b) headings are for convenience only and do not affect the interpretation of this deed;

     (c)  words importing the singular include the plural and vice versa;

     (d)  words importing a gender include any gender.

     (e) expressions importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any government agency;

     (f) reference to a paragraph, clause or schedule is a reference to a paragraph of, a clause of or a schedule to this deed and reference to this deed includes any schedules;

     (g) a reference to a time and date for the performance of an obligation is a reference to that time and date in Sydney, Australia, even if the obligation is to be performed elsewhere; and

     (h) if a day appointed or specified in this deed for the performance of an obligation or the happening of any act, matter or thing is not a Business Day, the day so appointed or specified is taken to be the next Business Day.

2.   CONDITION PRECEDENT

2.1 This deed has no effect (other than CLAUSES 1, 2, 3.1(a), 3.1(b), 3.2, 5, 6, 7, 8, 10, 11 and 12) until receipt by CBT of a notice from the Treasurer of the Commonwealth of Australia ('TREASURER') to the effect that the Australian Government does not object in terms of its foreign investment policy to CBT acquiring all of the shares in ALA under the Scheme, either unconditionally or on conditions which are reasonably acceptable to CBT. This condition is deemed satisfied if CBT notifies the Treasurer of the Scheme and before the end of 40 days after the date on which the Treasurer receives the notice, the Treasurer has not objected to the proposed transaction or made an order under SECTION 22 of the Foreign Acquisitions
                                                          ------- ------------
     and Takeover Act, 1974(6th).
     --- ------------  ---------
2.2 The parties must use all reasonable endeavours to ensure that the condition set out in CLAUSE 2/1 is fulfilled as soon as reasonably practicable after the date of this deed.

2.3 If the condition in CLAUSE 2.1 is not satisfied before the Deadline Date, then either ALA or CBT may terminate this deed by notice in writing to the other of them.

2.4  On service of a notice under CLAUSE 2.3 each party is released from:

     (a)  its obligations to further perform this deed; and

     (b) any liability except in respect of a breach of CLAUSES 1, 2, 3.1(a), 3.1(b), 3.2, 5, 6, 7, 8, 10, 11 and 12.

3.   UNDERTAKINGS BY ALA

3.1 ALA undertakes to promptly do all things necessary to implement the Scheme and the Optional Amendment Deed, including:

     (a) to prepare an Explanatory Memorandum for all necessary approvals from the Court;

     (b) to seek all approvals necessary for the implementation of the Scheme from the ASC and ASX;

     (c) to seek all necessary approvals from the Court for the convening of a meeting of ALA Shareholders to consider the resolutions set out in the draft Notices of Meeting forming SCHEDULE 3.

     (d) to act in accordance with any order of the Court to convene meetings of ALA Shareholders;

     (e) If the Court makes an order under section 411 of the Corporations Law confirming the Scheme and makes an order under section 195 of the Corporations Law confirming the Capital Reduction, to lodge with the Australian Securities Commission:

          (i) an office copy of the order of the Court under section 411 of the Corporations Law approving the Scheme; and

          (ii) a certified copy of the resolution of ALA and an office copy of the order of the Court under section 195 of the Corporations Law confirming the Capital Reduction;

     (f) to distribute on Completion, to ALA Shareholders that number of CBT ADSs determined in accordance with clause 3 of the Scheme.

3.2 ALA undertakes that it and its subsidiaries will conduct their business in the ordinary course until the Completion Date and will not without the written consent of CBT:

     (a) materially amend any material contract of ALA or any of its subsidiaries;

     (b) enter into any new employment agreement with executive staff of ALA or any of its subsidiaries or amend any existing term of an employment agreement;

     (c) issue securities (including options) of ALA or any of its subsidiaries except as contemplated by this deed;

     (d)  make any distributions of dividends or other funds to ALA
          Shareholders;

     (e) acquire or dispose of assets or undertake liabilities greater than A$100,000;

     (f) do anything that would be a proscribed occurrence under section 603 of the Corporations Law; and

     (g) enter into any transaction that would be regarded as outside the ordinary course of business of ALA or any of its subsidiaries.

4.   UNDERTAKINGS BY CBT

4.1 CBT undertakes to do all things necessary to implement the Scheme and the Option Amendment Deed, including that it will:

     (a) on the Hearing Date and before the Court makes any order confirming the Capital Reduction, subscribe for 100 new ALA Shares at A$126,500.11 per ALA Share;

     (b) satisfy the payment of subscription monies for the ALA Shares under paragraph (a) by the issue on the Completion Date of that number of CBT ADSs determined on the Completion Date under the Scheme; and

     (c) on the Completion Date, procure the registration of the CBT ADSs to be issued in accordance with the Scheme on the CBT American Depository Register.

4.2  CBT undertakes that:

     (a) it is fully aware of the amendments to Articles of Association and indemnities for directors and officers to be approved by ALA Shareholders at meetings convened pursuant to PARAGRAPH 3.1(D) in the terms set out in the draft Notices of Meeting forming SCHEDULE 3; and

     (b) if the Scheme is implemented, it will ensure that ALA complies with the terms of those indemnities at all relevant times.

5.   UNDERTAKINGS BY CBT AND ALA

5.1 ALA and the Founding Shareholders must give prompt notice to CBT and CBT must give prompt notice to ALA and the Founding Shareholders of:

     (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of ALA, the Founding Shareholders or CBT, respectively, contained in this deed to be untrue or inaccurate at the Completion Date; and

     (b) any failure of CBT, ALA or the Founding Shareholders, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this deed, provided, however, that the delivery of any notice under this CLAUSE 5.1 does not limit or otherwise affect any remedies available to the party receiving the notice.

5.2 CBT, ALA and the Founding Shareholders undertake to cause, prior to the Completion Date, all persons who are Affiliates of ALA or CBT ('THE ALA AFFILIATES') and ('THE CBT AFFILIATES') respectively, to execute the following agreements:

     (a) each ALA Affiliate must execute a written agreement that he or she will not sell, offer to sell, or otherwise dispose of any of the CBT ADSs issued to him or her under the

     Scheme, except in compliance with Rule 145 under the U.S. Securities Act or another exemption from the registration requirements of the U.S. Securities Act; and

     (b) each ALA Affiliate and each CBT Affiliate must execute a written agreement that he or she will not thereafter sell or in any way reduce his or her risk relative to any CBT ADS owned by him or her until such time as financial results (including combined sales and net income) covering at least 30 days of post-Completion Date operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the U.S. Securities and Exchange Commission and as approved by CBT.

5.3 Each of the parties shall conduct themselves so that the Scheme and all related transactions consummated in connection therewith may be accounted for as a 'pooling of interests' pursuant to APB Opinion No. 16. CBT has received assurances from Ernst & Young, Chartered Accountants, that, based on the facts and representations provided to Ernst & Young, the structure of the Scheme, if consummated as of the date of this deed, would qualify for pooling of interest accounting treatment under APB Opinion No. 16. ALA and the Founding Shareholders have relied on such assurances in deciding to enter into this deed.

6.   REPRESENTATIONS

6.1 Each of the Founding Shareholders, whose liability is limited separately in proportions of one quarter each, represents and warrants to CBT, to the best of his knowledge, that:

     (a) the financial statements of ALA at 30 June 1996 and at 30 September 1996, provided by ALA to CBT are accurate and complete;

     (b) accurate and complete copies of all contracts of ALA, material to an acquisition of the ALA Shares by a third party purchaser, have been provided to CBT by ALA;

     (c) ALA is not involved in, or being threatened with, litigation that will be material to an acquisition of the ALA Shares by a third party purchaser; and

     (d) all information about ALA that will be provided by ALA and included in the Explanatory Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

6.2 The parties acknowledge that the representations set out in CLAUSE 6.1 do not include and are not intended to constitute a representation by any of the Founding Shareholders that any financial projections for ALA will be achieved.

6.3 CBT represents and warrants to ALA and to each Founding Shareholder, to the best of its knowledge that:

     (a) all information about CBT that will be provided by CBT to ALA for inclusion in the Explanatory Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     (b) the financial statements of CBT included in the Explanatory Memorandum are accurate and complete; and

     (c) CBT is not involved in, or being threatened with, litigation that will be material to an acquisition of the CBT ADSs by a third party purchaser.

6.4  A claim for a breach of a representation or warranty under either CLAUSE
     6.1 or 6.3 must be made by a party on or before 28 February 1998.

7.   NON SOLICITATION

     ALA and each of the Founding Shareholders separately covenant that each will not:

     (a) solicit any third party to make an offer or proposal for the Relevant ALA Shares; or

     (b) except to the extent necessary to comply with a fiduciary duty as a director of ALA (in accordance with reasonable advice received from Minter Ellison), encourage such offer or provide information about ALA to a third party who is considering such an offer.

8.   CONDITIONS AND TERMINATION

8.1 This deed may be terminated by ALA or CBT, before the Deadline Date, by giving notice in writing to the other of them if:

     (a) before the Deadline Date, a third party makes an offer to acquire all the Relevant ALA Shares and the directors of ALA recommend to ALA Shareholders that they sell the Relevant ALA Shares to that third party; or

     (b) a party (other than the party giving such notice) breaches a material term of this deed or the Scheme; or

     (c) implementation of the Scheme is terminated pursuant to CLAUSE 2.2 OR CLAUSE 2.3 of the Scheme.

8.2 On service of a notice under CLAUSE 8.1, and subject to the provisions of CLAUSES 8.3 and 8.4 of this deed each party is released from its obligations to further perform this deed.

8.3  If:

     (a) this deed is terminated by CBT or ALA under PARAGRAPH 8.1(a) or by CBT under PARAGRAPH 8.1(b); or

     (b) the Scheme is not approved by ALA Shareholders because there is an offer from a third party to acquire the Relevant ALA Shares,

     then ALA must pay to CBT the amount of US$1 million.

8.4 If this deed is terminated by ALA as a result of a breach of a material term of this deed or the Scheme by CBT, CBT must pay to ALA, the amount of US$1 million.

8.5  Neither:

     (a)  the termination of this deed; nor

     (b)  the making of a payment under either CLAUSE 8.3 or 8.4,

     affects any other rights or remedies of a party which arise on, or have arisen before, termination.

8.6 The obligations of ALA and CBT to consummate the Scheme and the transactions contemplated thereby shall be conditional on the Scheme and such transactions not violating any applicable court order, statute, rule or regulation, nor shall any proceeding be pending seeking an order which would be violated by consummation of the Scheme or such transactions; provided that the foregoing shall not apply to any action taken by any company:

     (a)  which has appointed ALA as a distributor;

     (b)  which is a supplier of products to ALA; or

     (c)  which ALA has appointed as a distributor,

     as a result of the Scheme and the transactions contemplated thereby.

8.7 The obligations of CBT to consummate and effect the Scheme and the transactions contemplated thereby shall be conditional on the following:

     (a) CBT shall have received the legal opinion of Minter Ellison, counsel to ALA and the Founding Shareholders, the scope of which shall be limited to the legality of the organisation of ALA and the legality and effectiveness of this deed, the Scheme and the transactions contemplated thereby, and shall be in substantially the form attached hereto as EXHIBIT A

     (b) from the date hereof through the Completion Date, there shall not have occurred any action or event that would have a material adverse effect on the business, assets, financial condition, results of operations or prospects of ALA and its subsidiaries, considered as one enterprise; provided that the foregoing shall not apply to:

          (i) any action taken as a result of the Scheme and the transactions contemplated thereby by any company which has appointed ALA as a distributor, which is a supplier of products to ALA, or which ALA has appointed as a distributor; or

          (ii) any loss of key personnel or any reduction in sales or revenue in the ordinary course of business attributable to the pendency of the Scheme.

     (c) CBT shall have received a letter, dated as of the Completion Date, from Ernst & Young, Chartered Accountants, regarding the appropriateness of pooling of interest accounting treatment for the Scheme under APB Opinion No. 16.

8.8 If CBT fails to consummate or effect the Scheme because Ernst & Young, Chartered Accountants, does not issue a letter as contemplated by PARAGRAPH 8.7(c) for any reason other than (1) an action by ALA or an affiliate of ALA occurring after the date of this deed or (2) information provided by ALA to Ernst & Young or CBT about ALA or the Affiliates of ALA being inaccurate or incomplete:

     (a)  CBT must pay ALA, the amount of US$1 million; and

     (b)  ALA will not be required to pay any amount to CBT under CLAUSE 8.3.

9.   INSURANCE

9.1 CBT covenants that following successful implementation of the Scheme, it will provide, for a period of six years after the Effective Date, directors' and officers' insurance coverage to the directors and officers of ALA at least equal to the coverage provided to directors and officers of ALA at the date of this deed.

9.2 CBT will use all reasonable endeavours to incorporate the directors and officers of ALA under the umbrella of CBT's directors' and officers' insurance policies.

10.  PUBLIC STATEMENTS

10.1 A party must not make a press release, announcement or other public statement or communication of any kind relating to the subject matter of this deed ('ANNOUNCEMENT') unless:

     (a)  it has the prior approval of both ALA and CBT; or

       (b) it is required to be made by law or the listing rules or regulations of any relevant stock exchange.

10.2 If a party is required by law or the listing rules or regulations of any relevant stock exchange to make any Announcement it must before doing so:

       (a)  notify the other party; and

       (b) give the other party a reasonable opportunity to comment on the comments of the Announcement, except if to do so will put a party in breach of any law or the listing rules or regulations of any stock exchange.

11.    ASSIGNMENT

       The rights arising under this deed are personal to the parties to this deed and without limitation:

       (a) ALA must not assign or otherwise deal with its rights under this deed,

       (b) CBT must not assign or otherwise deal with its rights under the deed,

       (c) the Founding Shareholders must not assign or otherwise deal with their rights under this deed.

12.    GENERAL

12.1 The parties will execute all documents and do all acts and things necessary for the full and effectual performance of their respective obligations under this deed.

12.2 This deed may be executed in any number of counterparts all of which when taken together are deemed to constitute the same instrument.

12.3 ALA will pay any stamp duty payable on this deed and the transactions contemplated by this deed.

12.4 Each party must pay its own costs in connection with the preparation and implementation of this deed.

12.5   This deed is governed by the law of New South Wales.

12.6 Each of ALA and CBT will use its best endeavours to ensure that any CBT ADSs that are issued to ALA Shareholders under the Scheme will be able to be distributed in accordance with the Securities Act of 1933, as amended, of the United States of America.

EXECUTED as a deed.



THE COMMON SEAL of APPLIED             )
LEARNING LIMITED is affixed in         )
accordance with its articles of        )
association in in the presence of      )



--------------------------------------  ---------------------------------------
Secretary                               Director


--------------------------------------  ---------------------------------------
Name of secretary (print)               Name of director (print)



SIGNED for and on behalf of CBT        )
GROUP PLC by GREGORY M. PRIEST         )
an authorised officer in the presence  )
of                                     )

--------------------------------------  ---------------------------------------
Signature of witness                    GREGORY M. PRIEST


--------------------------------------
Name of witness

SIGNED SEALED and DELIVERED by         )
ARIE BAALBERGEN                        )
in the presence of                     )
                                       )

                                        ---------------------------------------
Signature of witness                     ARIE BAALBERGEN


Name of witness (print)

--------------------------------------

SIGNED SEALED and DELIVERED by
GEOFFREY STUART BRANSBURY
in the presence of                     )
                                       )
                                       )
                                       )

--------------------------------------  --------------------------------------
Signature of witness                     GEOFFREY STUART BRANSBURY


--------------------------------------
Name of witness (print)

SIGNED SEALED and DELIVERED by         )
BRIAN ERNEST HACKER                    )
in the presence of                     )
                                       )

--------------------------------------  --------------------------------------
Signature of witness                     BRIAN ERNEST HACKER


-------------------------------------
Name of witness (print)

SIGNED SEALED and DELIVERED by         )
JAMES A. JOSEPHSON                     )
in the presence of                     )
                                       )

--------------------------------------  ---------------------------------------
Signature of witness                     JAMES A. JOSEPHSON


-------------------------------------
Name of Witness


                    SCHEDULE 1 - OPTION AMENDMENT AGREEMENT

                                   EXHIBIT A

                       Form of Opinion of Minter Ellison


                                 February 1997


     1. Each of ALA and its subsidiaries has been duly incorporated and is validly existing as a corporation properly registered and maintained under the laws of the jurisdiction of its incorporation. Each of ALA and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted. Each of ALA and its subsidiaries is duly registered, licensed or qualified as corporation, under the laws of each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition, results of operations or prospectus of ALA on a consolidated basis.

     2. The issued capital of ALA consists of ______ ordinary shares in the capital of ALA. The directors of ALA are duly authorized and have the capacity to issue one hundred (100) ordinary shares of all which shares will be fully paid and nonassessable.

     3. The Scheme of Arrangement and the transactions contemplated thereby have been authorized by all necessary corporate action on the part of ALA and its shareholders. The Scheme of Arrangement and the transactions contemplated thereby will not conflict with or result in a breach of any applicable provision of Australian law. Upon consummation of the transactions contemplated by the Schedule of Arrangement, CBT will own all of the outstanding securities of ALA, and all such securities will be held by CBT free and clear of any liens, encumbrances, adverse claims, pre-emptive or other similar rights.

                                   SCHEDULE 1



                                 CBT GROUP PLC
                                    ('CBT')

                            [                     ]

                                ('OPTIONHOLDER')

                            APPLIED LEARNING LIMITED
                               (ACN 009 576 916)
                                    ('ALA')



                             OPTION AMENDMENT DEED



                                 MINTER ELLISON
                                    LAWYERS
                            MINTER ELLISON BUILDING
                                44 MARTIN PLACE
                                SYDNEY  NSW 2000
                                 DX 117 SYDNEY
                            TELEPHONE (02) 9210 4444
                            FACSIMILE (02) 9235 2711

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


1.   Definitions and Interpretations......................................... 1

2.   Condition Precedent..................................................... 2

3.   Amendments to the terms of ALA Options.................................. 3

4.   Terms of Options otherwise unchanged.................................... 4

5.   Undertaking by CBT...................................................... 4

6.   Costs................................................................... 4

7.   Publicity............................................................... 4

8.   Assignment.............................................................. 5

9.   Entire Agreement........................................................ 5

10.  No Waiver............................................................... 5

11.  Further Action.......................................................... 5

12.  Counterparts............................................................ 5

13.  Governing Law........................................................... 5

                             OPTION AMENDMENT DEED

DEED dated                                                               1996




BETWEEN    CBT GROUP PLC of Beech Hill, Clonskeagh, Dublin 4 Ireland  ('CBT')

AND        [          ] of [          ] ('OPTIONHOLDER')

AND APPLIED LEARNING LIMITED (ACN 009 576 916) of Level 1, 71 Epping Road, North Ryde, New South Wales ('ALA')


RECITALS

J. ALA proposes to reduce its issued share capital by cancelling all ALA Shares except ALA Shares held by CBT.

K.   ALA issued [         ] ALA Options to Optionholder on 3 July 1996.

L. ALA, CBT and Optionholder have agreed to amend the terms of the ALA Options on the terms and conditions set out in this deed.

AGREEMENT

1.   DEFINITIONS AND INTERPRETATIONS

1.1  In this deed:

     'ALA EXECUTIVE OPTION PLAN' means the executive share option plan approved by a special resolution of shareholders at a general meeting of ALA on 7 November 1996;

     'ALA OPTION' means an outstanding option to subscribe for an ALA Share under the ALA Executive Option Plan and 'ALA OPTIONS' means all of those ALA Options.

     'ALA SHAREHOLDER' means, at any time, a person registered on the ALA Register as the holder of ALA Shares at that time.

     'ALA SHARES' means ordinary shares in the capital of ALA;

     'CAPITAL REDUCTION' means a reduction of the share capital of ALA by cancelling all ALA Shares except ALA Shares held by CBT in accordance with the Implementation Deed.

     'CBT ADS' means:

         (a) an American Depository Share representing one-half of one Ordinary Share in CBT having a par value of 37.5 Irish pence per share; or

         (b) evidence of the right to receive one-half of one Ordinary Share of CBT.

     'DEADLINE DATE' means 31 May 1997 or such later date as agreed by ALA and CBT in writing.

     'IMPLEMENTATION DEED' means the deed made between ALA, CBT, Arie Baalbergen, Geoffrey Stuart Bransbury, Brian Ernest Hacker and James Josephson relating to, among other things, the Capital Reduction.

     'OPTION CONTRACT' means the contract between ALA and Optionholder which arose on the issue of ALA Options to Optionholder under the ALA Executive Option Plan.

     'SCHEME' means the scheme of arrangement between CBT and ALA to be fully implemented by the Deadline Date.

1.2  INTERPRETATION

     In this deed:

     (a) headings are of convenience only and do not affect the interpretation of this deed;

     (b)  words importing the singular include the plural and vice versa;

     (c)  words importing a gender include any gender;

     (d) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any government agency; and

     (e) a reference to a paragraph or clause is a reference to a paragraph or clause in this deed.

2.   CONDITION PRECEDENT

2.1 This deed (other than this CLAUSE 2) has no force or effect until the Capital Reduction becomes effective in accordance with the Implementation Deed.

2.2 If the condition set out in CLAUSE 2.1 is not satisfied by the Deadline Date, this deed has no further effect and each party is released from its obligations to further perform under this deed.

3.   AMENDMENTS TO THE TERMS OF ALA OPTIONS

     ALA, CBT and Optionholder agree to amend the terms of the Option Contract to provide that:

     (a)  on:

          (i)  exercise of any ALA Options by Optionholder; and

          (ii) payment of the exercise price of A$0.50 per ALA Option exercised.

          CBT must cause the issue of that number of CBT ADSs to Optionholder as determined by ALA having regard to:

               (i)   the number of ALA Options exercised by Optionholder;

               (ii) each ALA Option having a value equal to A$1.10 (converted to US$ at the exchange rate in effect under the Scheme);

               (iii) each CBT ADS being issued at the price equal to the price at which CBT ADSs are issued to ALA Shareholders under the Scheme; and

               (iv) fractional entitlements will be paid in cash and rounded up to the nearest whole A$;

     (b) The CBT ordinary shares represented by CBT ADSs issued on the exercise of ALA Options will, subject to Memorandum of Articles of Association of CBT, rank equally in all respects (including rights relating to dividends) with all existing issued CBT ordinary shares issued by CBT ADSs from the date of issue.

     (c) Optionholder must exercise ALA Options by lodging with the company secretary of ALA:

          (i) the notice of exercise of ALA Option in the form set out in the Schedule;

          (ii)  a cheque for the exercise price for each ALA Option exercised;

          (iii) the relevant ALA Option Certificate;

     (d) each time Optionholder exercises ALA Options, Optionholder must exercise such number of ALA Options that will result in whole even numbers of CBT ADSs being issued, if Optionholder does not exercise all of Optionholder's ALA Options at any time;

     (e) Optionholder cannot exercise any ALA Options if to do so would contravene any applicable law, rule or regulation; and

     (f) CBT will send to Optionholder all reports and accounts to be laid before members of CBT in general meeting and all notice of general meetings of members that will not have any right to attend or vote at their meetings.

4.   TERMS OF OPTIONS OTHERWISE UNCHANGED

     All other terms and conditions of the Option Contract remain unchanged except where to do so would make the terms of the ALA Options nonsensical because of the changes made to the Option Contract by this deed.

5.   UNDERTAKING BY CBT

     CBT undertakes to comply with its obligations under the terms of the Option Contract as amended by this deed.

6.   COSTS

6.1 Each party must bear its own costs in relation to the preparation or execution of the deed.

6.2 CBT must pay all stamp duty on this deed or any instrument or other document executed to give effect to any provisions of this deed.

7.   PUBLICITY

7.1 A party must not make a press release, announcement or other public statement or communication of any kind relating to the subject matter of this deed ('ANNOUNCEMENT') unless:

     (a)  it has the prior approval of both ALA and CBT; or

     (b) it is required to be made by law or the listing rules or regulation of any relevant stock exchange.

7.2 If a party is required by law or the listing rules or regulations of any relevant stock exchange to make any Announcement it must before doing so:

     (a)  notify the other party; and

     (b) give the other party a reasonable opportunity to comment on the contents of the Announcement, except if to do so will put a party in breach of any law or the listing rules or regulations of any stock exchange.

8.   ASSIGNMENT

     None of the rights of the parties under this deed may be assigned or transferred.

9.   ENTIRE AGREEMENT

     This deed contains the entire understanding of the parties as to its subject matter and any and all previous understandings or agreements on that subject matter cease to have effect from the date of this deed.

10.  NO WAIVER

10.1 The failure of a party to exercise or delay in exercising a right, power or remedy under this deed does not prevent its exercise.

10.2 A provision of or right under this deed may be not waived except by a waiver in writing signed by the party granting the waiver and will be effective only to the extent specifically set out in that waiver.

11.  FURTHER ACTION

     Each party must do everything reasonably necessary or desirable to give full effect to this deed.

12.  COUNTERPARTS

     This deed may be executed in any number of counterparts and all of those counterparts taken together are regarded as one instrument.

13.  GOVERNING LAW

13.1  This deed is governed by the laws of New South Wales.

13.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Courts of New South Wales.

EXECUTED as a deed.




SIGNED FOR AND ON BEHALF of            )
CBT GROUP PLC by GREGORY M.            )
PRIEST an authorised officer in the    )
presence of                            )
                                       )



_____________________________________   ______________________________________
Signature of witness                    GREGORY M. PRIEST


_____________________________________
Name of witness


SIGNED by [OPTIONHOLDER] in the
 presence of
                                       )
                                       )
                                       )
                                       )
 _____________________________________________________________________________

Signature of witness


_____________________________________
Name of witness

                                    SCHEDULE

          APPLICATION FOR ALLOTMENT OF CBT ADSS ON EXERCISE OF OPTIONS


                                                                          [Date]

The Directors                            The Directors
Applied Learning Limited                 CBT Group PLC
Level 1                                  Beech Hill
71 Epping Road                           Clonskeagh
North Ryde                               Dublin 4
NEW SOUTH WALES                          IRELAND


______________________________ OF ______________________________ hereby exercises the options granted on _______________, 19__ to apply for __________/1/ fully paid CBT ADSs. A cheque for $__________, representing A$0.50 per ALA Option exercised is enclosed.



______________________________ requests you to procure the issue of the number of CBT ADSs to [him/her/it] determined in accordance with PARAGRAPH 3(a) of the Option Amendment Deed dated 26 November 1996 and agrees to accept such CBT ADSs upon and subject to the terms and conditions set out in the Deposit Agreement dated 13 April 1995 (as amended) among CBT, The Bank of New York and all owners and beneficial owners of American Depository Receipts issued thereunder.

______________________________ authorises you to procure the entry of [his/her/its] name on the register of members in respect of the CBT ADSs allocated to [him/her/it].
Signed



____________________________
Name of Optionholder

____________________
   /1/ The number of ALA Options exercised must result in a whole even number of CBT ADSs being issued.

                      SCHEDULE 2 - SCHEME OF ARRANGEMENT

                   UNDER SECTION 411 OF THE CORPORATIONS LAW


BETWEEN       APPLIED LEARNING LIMITED ACN 009 576 916


AND           MEMBERS OF APPLIED LEARNING LIMITED


RECITALS

M.     ALA is a limited liability company incorporated in Tasmania.

N. The issued share capital of ALA is $5,750,005 divided into 11,500,010 ordinary shares of $0.50 each.

O.     ALA Shares are quoted on the official list of ASX.

P.     CBT is a public limited company incorporated in Ireland.

Q. As of 31 October 1996, the number of CBT ADSs outstanding or issuable in exchange for CBT's issued and outstanding CBT ordinary shares outstanding was 17,658,142 and the number of CBT ordinary shares outstanding was 8,829,071.

R.     CBT ADSs are quoted on the NASDAQ National Market.

S. ALA and CBT have entered into the Implementation Deed under which each of ALA and CBT have agreed to implement those provisions of the Scheme applicable to it.

1.     DEFINITIONS

1.1    In this Scheme:

       'A$' means Australian dollars.

       'ALA' means Applied Learning Limited ACN 009 576 916.

       'ALA REGISTER' means the register of members of ALA;

       'ALA SHAREHOLDER' means, at any time, a person registered on the ALA Register as a holder of ALA Shares at that time;

         'ALA SHARES' means ordinary shares in the capital of ALA;

         'ASC' means the Australian Securities Commission;

         'ASX' means Australian Stock Exchange Limited;

         'BOOKS CLOSING DATE' means 4pm on the date being seven Business Days after the Effective Date.

         'BUSINESS DAY' means a business day as defined in the Listing Rules of the ASX;

         'CAPITAL REDUCTION' means a reduction of the share capital of ALA by cancelling the Relevant ALA Shares;

         'CBT' means CBT Group PLC of Beech Hill, Clonskeagh, Dublin 4, Ireland;

         'CBT ADS' means:

         (a) an American Depository Share representing one-half of one Ordinary Share of CBT, having a par value of 37.5 Irish pence per share;
              or

         (b) evidence of the right to receive one-half of one Ordinary Share of CBT.

         'CBT SALE PRICE' means, for any day, the closing price of a CBT ADS on the NASDAQ National Market on that day;

         'COMPLETION' means final implementation of the scheme pursuant to CLAUSE 3.3;

         'COMPLETION DATE' means the date when Completion takes place;

         'COURT' means the Supreme Court of New South Wales;

         'DEADLINE DATE' means 31 May 1997 or such later date agreed to by ALA and CBT in writing;

         'EFFECTIVE DATE' means the date on which the Scheme takes effect in accordance with CLAUSE 3.1;

         'EXPLANATORY MEMORANDUM' means the explanatory memorandum to be issued by ALA under section 412(1) of the Corporations Law in respect of the Scheme;

         'HEARING DATE' means the day on which ALA asks the Court to confirm the Capital Reduction;

         'IMPLEMENTATION DEED' means the deed dated 26 November 1996 made between ALA, CBT and certain directors of ALA relating to the implementation of the Scheme;

         'NASDAQ NATIONAL MARKET' means the NASDAQ National Market conducted by The Nasdaq Stock Market, Inc., a subsidiary of The National Association of Securities Dealers, Inc.

         'RELEVANT ALA SHARES' means 11,500,010 ALA Shares held by ALA Shareholders other than CBT, being the entire issued share capital of ALA at the date hereof;

         'SCHEME' means this scheme of arrangement subject to any alterations or conditions made or required under section 411(6) of the Corporations Law;

         'US$' means United States of America dollars.

1.2  In this Scheme:

     (a) unless the context otherwise requires, words and phrases have the same meaning (if any) given to them in the Corporations Law;

     (b) headings are for convenience only and do not affect the interpretation of this Scheme;

     (c) words importing the singular include the plural and vice versa;

     (d) words importing a gender include any gender;

     (e) an expression importing a natural person includes any Company, partnership, joint venture, association, corporation or other body corporate and any government agency;

     (f) a reference to a paragraph or clause is a reference to a paragraph or clause in this Scheme;

     (g) a reference to a time and date for the performance of an obligation is a reference to that time and date in Sydney, Australia, even if the obligation is to be performed elsewhere; and

     (h) if a day appointed or specified in this Scheme for the performance of an obligation or the happening of any act, matter or thing is not a Business Day, the day so appointed or specified is taken to be the next Business Day.

2.   CONDITIONS OF SCHEME

2.1  The Scheme is conditional on:

     (a) approval of the Scheme and the Capital Reduction by ALA Shareholders at a meeting convened by the Court under section 411 of the Corporation Law;

     (b) approval of the Scheme by the Court under section 411 of the Corporations Law;

     (c) confirmation by the Court of the Capital Reduction under section 195 of the Corporations Law;

     (d) receipt by CBT of a notice from the Treasurer of the Commonwealth of Australia ('TREASURER') to the effect that the Australian Government does not object in terms of its foreign investment policy to CBT acquiring all of the shares in ALA under the Scheme, either unconditionally or on conditions which are reasonably acceptable to CBT. This condition is deemed satisfied if CBT notifies the Treasurer of the Scheme and before the end of 40 days after the date on which the Treasurer receives the notice, the Treasurer has not objected to the proposed transaction or made an order under SECTION 22 of the Foreign Acquisitions and Takeovers Act, 1974 (6th);
          --------------------------------------------------

     (e) the parties permitted to do so pursuant to the Implementation Deed not terminating the Scheme pursuant to CLAUSE 8.6 or 8.7 of the Implementation Deed;

     (f)  the Effective Date being no later than the Deadline Date.

2.2 If a condition referred to in CLAUSE 2.1 is not satisfied before the Deadline Date then either CBT or ALA may terminate implementation of the Scheme by notice in writing to the other of them.

2.3 If the last CBT Sale Price before commencement of the Books Closing Date is below US$30 then CBT may, before 5pm in Sydney on the Books Closing Date, terminate implementation of the Scheme by notice in writing to ALA.

2.4 On service of notice under either CLAUSE 2.2 or CLAUSE 2.3, both ALA and CBT are released from:

     (a)  any further obligation to take steps to implement the Scheme; and

     (b) any liability with respect to the Scheme (other than for breaches of covenants and agreements in CLAUSES 3.2(c), 3.2(d), 3.3, 4.1 and 4.3).

3.   THE SCHEME

3.1 Subject to satisfaction of the condition in CLAUSE 2.1, the Scheme will become effective on the Effective Date which will be the last of the following dates:

     (a) the date when an office copy of an order of the Court under section 411 of the Corporations Law approving the Scheme is lodged with the ASC; and

     (b) the date when a certified copy of the resolution of ALA and an office copy of an order of the Court under section 195 of the Corporations Law confirming the reduction of the share capital of ALA is lodged with ASC.

3.2 On the Hearing Date and before the Court makes any order confirming the Capital Reduction CBT must subscribe for 100 new ALA Shares at A$126,500.11 per ALA Share.

3.3 CBT must procure the issue of and ALA must accept, on the Business Day following the Books Closing Date ('COMPLETION DATE') in satisfaction of the subscription monies for the issue of the new ALA Shares to CBT under CLAUSE 3.2, CBT ADSs at an issue price, per CBT ADS, equal to the lower of:

          (i)   the last CBT Sale Price prior to 10am on the Completion Date; or

          (ii)  US$60.

3.4 ALA will receive from CBT and distribute to ALA Shareholders (other than CBT) the number of CBT ADSs which has equivalent value to all their ALA Shares and the number of CBT ADSs each ALA Shareholder will receive will be determined by ALA having regard to:

          (i) the number of ALA Shares held by the ALA Shareholder on the Books Closing Date;

          (ii)  each ALA Share having a value of A$1.10;

          (iii) each CBT ADS being issued at the issue price referred to in CLAUSE 3.3;

          (iv) the exchange rate of US$ to A$ published in the Wall Street Journal on the Completion Date; and

          (v) fractional commitments will be paid in cash and rounded up to the nearest whole A$.

3.5 Each ALA Shareholder must accept CBT ADSs issued to them in satisfaction of their entitlement to receive, by a cash distribution, the proceeds of the Capital Reduction.

4.   GENERAL

4.1  ALA must:

     (a)  use all reasonable endeavours to enforce the Implementation Deed; and

     (b) execute all such deeds and other documents and do all acts and things necessary for the full and effectual performance of its obligations in order to carry out the Scheme.

4.2 Each ALA Shareholder is deemed to have irrevocably appointed ALA as its attorney for the purpose of executing any document necessary to give effect to the Scheme.

4.3  ALA will pay the costs of the Scheme.

4.4 ALA may by its counsel or solicitors consent on behalf of all persons concerned to any modification of an amendment to the Scheme which the Court may impose.

4.5 The Scheme will bind all holders of ALA Shares and overrides ALA's Articles of Association.

4.6  The Scheme is governed by the laws of New South Wales.


DATED  _______________, 1997

                                   SCHEDULE 3
                                                                  DRAFT 26/11/96

                            APPLIED LEARNING LIMITED
                               (ACN 009 576 916)


Registered Office:  71 Epping Road
                    North Ryde NSW 2113


                          NOTICE OF GENERAL MEETING OF
                    ALL MEMBERS OF APPLIED LEARNING LIMITED


Notice is given that a general meeting of members of Applied Learning Limited
('COMPANY') will be held at [          ], Sydney on [          ] 1997 at 9:00am
(Sydney time).

The purpose of the meeting is to consider:

4.7 a reduction of capital relating to the proposed Scheme of Arrangement to be made between the Company and its members ('SCHEME OF ARRANGEMENT'). A copy of the proposed Scheme of Arrangement and a copy of the Explanatory Statement required by section 412 of the Corporations Law are contained in
                                              ----------------
     the Scheme of arrangement booklet of which this notice forms part ('BOOKLET'); and

4.8 amendments to the Company's Articles of Association so that the Company can indemnify directors and officers of the Company.

BUSINESS

To consider and, if thought fit, to pass the following 2 resolutions as special resolutions:

1.   RETURN OF CAPITAL

     That subject to and conditional on:

     A. the directors of the Company resolving to allot and issue 100 ordinary shares in the Company to CBT at an issue price of A$126,500.11 per share;

     B. approval of the Scheme of Arrangement (with or without modification) by the Court;

     C. an office copy of the Order of the Court approving the Scheme of Arrangement and a certified copy of this resolution being lodged with the Australian Securities Commission; and

     D.   Resolution 2 being passed,

     the issued share capital of the Company be reduced by cancelling all of the issued capital of the Company except for the 100 ordinary shares of $0.50 each registered in the name of CBT Group PLC, so that after the reduction the issued share capital of the Company will be $50.00 divided into 100 ordinary shares of $0.50 each which have been fully paid, with effect from the date that a certified copy of this resolution and an offset copy of the order of the Court are lodged with the Australian Securities Commission.

2.   AMENDMENTS TO ARTICLES OF ASSOCIATION - INSURANCE AND INDEMNITY

     That the Articles of Association of the Company be amended by deleting
     ARTICLE 101 and substituting the following new ARTICLE 101:

          101 - PAYMENTS BY THE COMPANY  INDEMNITY AND INSURANCE

          101.1 To the extent permitted by law, the Company indemnifies every officer of the Company against any liability incurred by that person:

                 a)   in his or her capacity as officer of the Company; and

                 b) to a person other than the Company or a related body corporate of the Company,

                 unless the liability arises out of conduct on the part of the officer which involves a lack of good faith.

          101.2 The Company indemnifies every officer of the Company against any liability or costs and expenses incurred by the person in his or her capacity as an officer of the Company:

                 a) in defending any proceedings, whether civil or criminal, in which judgment is given in favour of the person or in which the person is acquitted; or

                 b) in connection with an application, in relation to such proceedings, in which the Court grants relief to the person under the Corporations Law.
                                       ----------------

          101.3 The Company may pay a premium in respect of a contract insuring a person who is or has been an officer of the Company against liability incurred by the person in his or her capacity as officer of the Company except in circumstances prohibited by the Corporations Law.
                     ----------------
          101.4 For the purposes of this Article 101, 'officer' includes Directors and the Secretary as defined by the Corporations Law
                                                               ----------------
                 and full-time employees '


Dated _______________, 1996



______________________________
Company Secretary

NOTES

1.     This notice should be read in conjunction with the Booklet.

2.     Members who appear on the Company's register of members at 10:00pm on
       [     ], 1997 (Sydney time) are entitled to attend and vote at this meeting.

3. A member entitled to attend and vote at the meeting is entitled to appoint not more than two proxies. Where more than one proxy is appointed each proxy must be appointed to represent a specified proportion of the member's voting rights. A proxy need not be a member of the Company.

4. The [white] proxy form enclosed with the Booklet should be used for the meeting.

5. To be valid the form appointing the proxy and the power of attorney or other authority (if any) under which it is signed (or the attested copy of it) must be lodged at the registered office of the Company, not later than 48 hours before the time for holding the meeting.

6. RESOLUTION 1, which is required to be passed as a special resolution of the Company, is interdependent with the Scheme of Arrangement and the passing of RESOLUTION 2 and members should note:

       (a) the effect of the passing of this resolution will be to reduce the Company's issued share capital so that it consists of 100 ordinary shares of $0.50 each which are held by CBT Group PLC;

       (b) The reduction is conditional on approval of the Scheme of Arrangement by the Supreme Court of New South Wales, the lodgment of an office copy of the Order of the Court approving the scheme with the Australian Securities Commission and the passing of Resolution 2.

       (c) further information is set out in the Explanatory Statement forming part of the Booklet.

7. RESOLUTION 2 has been proposed because, under changes made to the Corporations Law on 15 April 1994, the Company is permitted to indemnify
       ----------------
       directors and officers in respect of liability to persons other than the Company, provided the liability does not arise out of conduct involving a lack of good faith. The Company is also permitted to provide insurance for its directors and officers, other than where they may have willingly breached their duty to the Company. Therefore, it is considered appropriate that the Articles permit the provision of such indemnities and insurance as being consistent with appropriate commercial practice.

     RESOLUTION 1 (and accordingly the Scheme) is conditional upon RESOLUTION 2 being passed because the Directors believe that such indemnities and insurance needs to be in place before the Scheme is implemented.

                                                                  DRAFT 26/11/96

                            APPLIED LEARNING LIMITED
                               (ACN 009 576 916)


Registered Office:  71 Epping Road
                    North Ryde NSW 2113


                             COURT ORDERED MEETING

                       NOTICE OF COURT ORDERED MEETING OF
                    ALL MEMBERS OF APPLIED LEARNING LIMITED


Notice is given that, pursuant to an Order of the Supreme Court of New South Wales, a meeting of members of Applied Learning Limited ('COMPANY') will be held
at [          ], Sydney on [          ], 1997 at 9:15am (Sydney time) or as soon
thereafter as the General Meeting on the same dates concludes or is adjourned.

BUSINESS

The purpose of the meeting is to consider and, if thought fit, to agree to a Scheme of Arrangement (with or without modification) to be made between the Company and its members ('SCHEME OF ARRANGEMENT'). A copy of the proposed Scheme of Arrangement and a copy of the Explanatory Statement required by section 412 of the Corporations Law are contained in the Scheme of Arrangement
                   ----------------
booklet of which this notice forms part ('BOOKLET').

Accordingly, the meeting will be asked to consider, and if thought fit, to pass the following resolution as a special resolution:

          'To agree to the Scheme of Arrangement (with or without modification) as approved by and the Court.'

Dated:  _______________, 1996



_______________________________
Company Secretary

NOTES

8.     This notice should be read in conjunction with the Booklet.

9.     Members who appear on the Company's register of members at 10:00pm on
       [   ] 1997 (Sydney time) are entitled to attend and vote at this meeting.

10. A member entitled to attend and vote at the meeting is entitled to appoint not more than two proxies. Where more than one proxy is appointed each proxy must be appointed to represent a specified proportion of the member's voting rights. A proxy need not be a member of the Company.

11. The [green] proxy form enclosed with the Booklet should be used for the meeting.

12. To be valid the form appointing the proxy and the power of attorney or other authority (if any) under which it is signed (or the attested copy of it) must be lodged at the registered office of the Company, not later than 48 hours before the time for holding the meeting.

13. The resolution agreeing to the Scheme of Arrangement must be approved by a majority of the members so present and voting (in person or by proxy) being a majority whose shares in aggregate are 75% of the total of all shares of all members so present and voting.

14.    The Court has appointed [          ], or failing him [          ], to act
       as chairman of the meeting.

15. The Scheme of Arrangement (with or without modification) is subject to the approval of the Court.

                               December 18, 1996

BY COURIER

Mr. Geoff Baker
Partner
Hunt & Hunt
Gateway
1 Macquarie Place
SYDNEY NSW 2000

     RE:  ALA AND CBT - SCHEME OF ARRANGEMENT

Dear Geoff:

     I refer to the definition of "Scheme" as set out in the Implementation Deed dated November 26, 1996 between Applied Learning Limited ("ALA"), CBT Group, PLC ("CBT"), Arie Baalbergen, Brian Hacker, Geoffrey Bransbury and James Josephson as amended by Deed Amending Implementation Deed dated [18] December 1996 between the same parties.

     In accordance with that definition I propose that Schedule 2 - "Scheme of Arrangement under Section 411 of the Corporations Law" of the Implementation Deed ("Terms of the Scheme") be amended by:

     1.   deleting the definition of "Deadline Date";

     2.   inserting a new definition as follows:

          "Pre-court Time" means 9 am on the day on which ALA applies to Court for Approval of the Scheme and the Scheme is approved;

     3. deleting clause 2.3 and inserting:

          "If the CBT Sale Price is, at any time prior to the Pre-court Time, below US$30 then CBT may terminate implementation of the Scheme by notice in writing to ALA on or before that time"; and

     4.   deleting clause 3.4(i) and inserting:

          "(i) the number of ALA Shares held by the ALA Shareholder immediately prior to cancellation of those ALA Shares, as determined on the Books Closing Date";

Mr. Geoff Baker
December 19, 1996
Page 2
                                    Yours sincerely,

                                    /s/  LEIGH BROWN
                                    --------------------
                                    Leigh Brown
                                    Partner


     By signing and returning this letter you agree to the amendment proposed and Terms of the Scheme will be amended accordingly.


                                    Signed by Geoffrey Baker as solicitor for CBT Group, PLC

Date: 18/12/96
      --------

                                    /s/  GEOFFREY BAKER
                                    --------------------

                             DATED JANUARY 8, 1997





                                 AMENDING DEED







                                 MINTER ELLISON
                                    LAWYERS
                            MINTER ELLISON BUILDING
                                44 MARTIN PLACE
                                SYDNEY NSW 2000
                                 DX 117 SYDNEY
                            TELEPHONE (02) 9210 4444
                            FACSIMILE (02) 9235 2711

                                 AMENDING DEED


     DEED dated January 8, 1997 between APPLIED LEARNING LIMITED (ACN 009 576
916) of Level 1, 71 Epping Road, North Ryde, New South Wales 2113 ("ALA") and CBT GROUP PLC of Beech Hill, Clonskeagh, Dublin 4, Ireland ("CBT") and ARIE BAALBERGEN of 97 Macquarie Street, Roseville, New South Wales ("Baalbergen") and GEOFFREY STUART BRANSBURY of 9 Grey Court, Beaumauris Victoria ("Bransbury") and BRIAN ERNEST HACKER of 17/120 Rosedale Road, St Ives, New South Wales ("Hacker") and JAMES A. JOSEPHSON of c/-Suite 104A, 511 Pacific Highway, St Leonards, New South Wales ("Josephson") (Brandsbury, Hacker, Josephson and Baalbergen together the "Founding Shareholders").


                                    RECITALS

     A. CBT, ALA and the Founding Shareholders are parties to the Implementation Deed.

     D. ALA has agreed to amend the Implementation Deed on the terms set out in this deed.

                                   AGREEMENT

     E.   Definitions and Interpretation.
          ------------------------------

          1.  In this deed:

              1.1 "Implementation Deed" means the deed dated November 26, 1996 made between ALA, CBT and the Founding Shareholders as amended by Deed Amending Implementation Deed dated December 18, 1996; and

              1.2 words and expressions defined in the Implementation Deed have the same meanings in this deed unless the context requires otherwise.

          2.  In this deed:

              2.1 unless defined in this deed or the context otherwise requires, words and phrases have the same meaning (if any) given to them in accordance with the Corporations Law;

              2.2 headings are for convenience only and do not affect the interpretation of this deed;

              2.3 words importing the singular include the plural and vice versa;

              2.4  words importing a gender include any gender;

              2.5 expressions importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any government agency;

              2.6 reference to a paragraph, clause or schedule is a reference to a paragraph of, a clause of or a schedule to this deed and reference to this deed includes any schedules;

              2.7 a reference to a time and date for the performance of an obligation is a reference to that time and date in Sydney, Australia, even if the obligation is to be performed elsewhere; and

              2.8 if a day appointed or specified in this deed for the performance of an obligation or the happening of any act, matter or thing is not a Business Day, the day so appointed or specified is taken to be the next Business Day.

     F.   Amendments to Implementation Deed.  The parties amend the
          ---------------------------------
Implementation Deed by inserting the following in clause 3.1 after "the Scheme" on the first line of that clause:

          ", the Capital Reduction"

     G.   Public Statements.
          -----------------

          1. A party must not make a press release, announcement or other public statement or communication of any kind relating to the subject matter of this deed ("Announcement") unless:

              1.1  it has the prior approval of both ALA and CBT; or

              1.2 it is required to be made by law or the listing rules or regulations of any relevant stock exchange.

          2. If a party is required by law or the listing rules or regulations of any relevant stock exchange to make any Announcement it must before doing so:

              2.1  notify the other party; and

              2.2 give the other party a reasonable opportunity to comment on the contents of the Announcement, except if to do so will put a party in breach of any law or the listing rules or regulations of any stock exchange.

     H.   Assignment.  The rights arising under this deed are personal to the
          ----------
parties to this deed and without limitation:

              0.1 ALA must not assign or otherwise deal with its rights under this deed;

              0.2 CBT must not assign or otherwise deal with its rights under this deed; and

              0.3 the Founding Shareholders must not assign or otherwise deal with their rights under this deed.

     I.   General.
          -------

          1. The parties will execute all documents and do all acts and things necessary for the full and effectual performance of their respective obligations under this deed.

          2. This deed may be executed in any number of counterparts all of which when taken together are deemed to constitute the same instrument.

          3. ALA will pay any stamp duty payable on this deed and the transactions contemplated by this deed.

          4. Each party must pay its own costs in connection with the preparation and implementation of this deed.

          5.  This deed is governed by the law of New South Wales.

     EXECUTED as a deed.

SIGNED SEALED AND DELIVERED
by ARIE BAALBERGEN as an authorized
officer of APPLIED LEARNING LIMITED
in the presence of


/s/  JULIE CLARIDGE                     /s/  ARIE BAALBERGEN
-------------------------------------   --------------------------------------
Witness                                 Arie Baalbergen


/s/  JULIE CLARIDGE
-------------------------------------
Name of Witness (print)

SIGNED for and on behalf of CBT GROUP
PLC by GREGORY M. PRIEST
an authorized officer in the presence of:


/s/  GREGORY PORTO                      /s/  GREGORY M. PRIEST
-------------------------------------   --------------------------------------
Signature of Witness                    GREGORY M. PRIEST


/s/ GREGORY PORTO
-------------------------------------
Name of Witness (print)



SIGNED SEALED and DELIVERED by
ARIE BAALBERGEN
in the presence of


-------------------------------------   --------------------------------------
Signature of Witness                    ARIE BAALBERGEN


-------------------------------------
Name of Witness (print)



SIGNED SEALED and DELIVERED by
GEOFFREY STUART BRANSBURY
in the presence of



-------------------------------------   --------------------------------------
Signature of Witness                    GEOFFREY STUART BRANSBURY


-------------------------------------
Name of Witness (print)

SIGNED SEALED and DELIVERED by
BRIAN ERNEST HACKER
in the presence of



-------------------------------------   --------------------------------------
Signature of Witness                    BRIAN ERNEST HACKER


-------------------------------------
Name of Witness (print)



SIGNED SEALED and DELIVERED by
JAMES A. JOSEPHSON
in the presence of



-------------------------------------   --------------------------------------
Signature of Witness                    JAMES A. JOSEPHSON


--------------------------------------
Name of Witness (print)



SIGNED SEALED and DELIVERED by
ARIE BAALBERGEN as attorney for
GEOFFREY STUART BRANSBURY
under power of attorney dated in the presence of



-------------------------------------   --------------------------------------
Signature of Witness                    ARIE BAALBERGEN


-------------------------------------
Name of Witness (print)

SIGNED SEALED and DELIVERED by
ARIE BAALBERGEN as attorney for
BRIAN ERNEST HACKER under power of
attorney dated in the presence of



-------------------------------------   --------------------------------------
Signature of Witness                    ARIE BAALBERGEN


-------------------------------------
Name of Witness (print)

                                January 8, 1997



Mr. Geoff Baker
Partner
Hunt & Hunt
Gateway
1 Macquarie Place
SYDNEY NSW 2000

     RE:  ALA AND CBT - SCHEME OF ARRANGEMENT

Dear Geoff:

     I refer to the definition of "Scheme" as set out in the Implementation Deed dated November 26, 1996 between Applied Learning Limited ("ALA"), CBT Group, PLC ("CBT"), Arie Baalbergen, Brian Hacker, Geoffrey Bransbury and James Josephson as amended by Deed Amending Implementation Deed dated 18 December 1996 between the same parties.

     In accordance with that definition I propose that Schedule 2 - "Scheme of Arrangement under Section 411 of the Corporations Law" of the Implementation Deed ("Terms of the Scheme") be amended by:

     1.   inserting the following at the end of the definition of Implementation
          Deed:

          "as amended by Deed Amending Implementation Deed dated December 18,
           1996 between the same parties;

     2.   delting '3.3' in the definition of "Completion" and inserting '3.4';

     3. deleting the definition of "Scheme" and inserting the following definition:

          "Scheme' means this scheme of arrangement subject to:

          (a) any alterations or conditions made or required under section 411(6) of the Corporations Law; and

          (b) any alterations agreed between the solicitors for ALA and CBT prior to the Court ordering the convening of the Scheme meeting";

     4.   by deleting clause 3.3; and

     5.   deleting clause 3.4 by:

          (a) deleting 'ALA will receive from CBT and distribute to ALA Shareholders (other than CBT)' from clause 3.4 and inserting 'ALA must direct CBT to issue to ALA Shareholder (other than CBT), on the Business Day following the Books Closing Date ('Completion Date') in satisfaction of the subscription monies for the issue of new ALA Shares'; and

          (b) deleting in paragraph (iii) 'referred to in clause 3.3' and inserting per CBT ADS, equal to the lower of:

               '(A) the last CBT Sale Price prior to 10 am on the Completion
                    Date; and

               (B)  US$60.'

     I confirm that any agreement between us to change the Terms of the Scheme set out in my letter dated January 7, 1997 and addressed to you is now terminated.


                                    Yours sincerely,


                                    /s/  JULIE CLARIDGE
                                    -----------------------
                                    Julie Claridge
                                    Senior Associate


     By signing and returning this letter you agree to the amendment proposed and Terms of the Scheme will be amended accordingly.

                                    Signed by Geoffrey Baker as solicitor for
     CBT Group, PLC


                                    /s/  GEOFFREY BAKER
                                    -----------------------

Date: 8/1/97
      ---------

                                     -15-